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Exhibit 23.1







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated March 21, 2003, except for Note 17 for which the date is March 28, 2003, included in this Form 10-K for the year ended December 28, 2002, into the Company's previously filed Registration Statements on Form S-8 File No. 333-85458 and No. 333-85450.







/s/ SCHNEIDER DOWNS & CO., INC.

Columbus, Ohio
March 26, 2003